Exhibit 10.5

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), effective as of the 6th day of May, 2014 (the “First Amendment Effective Date”), is entered into by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the guarantors party hereto (the “Guarantors”), the Lenders (as such term is hereinafter defined) party hereto and BANK OF MONTREAL, as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent entered into that certain Third Amended and Restated Credit Agreement dated as of December 13, 2013 (as amended prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement; and
WHEREAS, said parties are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.
2.Amendments to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended as follows:

(a)	The following new definition of “Appalachia Asset Sale” is hereby added in proper alphabetical order:
“Appalachia Asset Sale” means the sale by NGAS Hunter, LLC of all of the Equity Interests of Magnum Hunter Production, Inc. in accordance with Section 9.11(d).

(a)	The definition of “Applicable Margin” is hereby restated in its entirety as follows:
“Applicable Margin” means:
(a)    for any day from and after the First Amendment Effective Date through and including July 1, 2014 (the “Adjusted Period”), (i) with respect to any ABR Loan, a rate per annum equal to 2.75%, (ii) with respect to any Eurodollar Loan, a rate per annum equal to

3.75% and (iii) with respect to the Commitment Fee Rate, a rate per annum equal to 0.50%;
(b)    for any day (other than any day occurring during the Adjusted Period, in which case paragraph (a) above controls) prior to the date on which the Borrower delivers a compliance certificate pursuant to Section 8.01(c) of this Agreement in respect of the fiscal quarter ending June 30, 2014, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
	< 50%	> 50%, but < 75%	> 75%, but < 90%	> 90%
ABR Loans	1.50%	1.75%	2.00%	2.25%
Eurodollar Loans	2.50%	2.75%	3.00%	3.25%
Commitment Fee	0.50%	0.50%	0.50%	0.50%

and
(c)    for any day from and after the date on which the Borrower delivers a compliance certificate pursuant to Section 8.01(c) of this Agreement in respect of the fiscal quarter ending June 30, 2014, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
	< 50%	> 50%, but < 75%	> 75%, but < 90%	> 90%
ABR Loans	1.00%	1.25%	1.50%	1.75%
Eurodollar Loans	2.00%	2.25%	2.50%	2.75%
Commitment Fee	0.50%	0.50%	0.50%	0.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level; provided further that the Applicable Margin shall revert to the previous Applicable Margin upon the Borrower’s delivery of such Reserve Report.

(b)	The definition of “Consolidated Net Income” is hereby amended to restate the second proviso thereto in its entirety as follows:
provided further that (i) if the Borrower or any Restricted Subsidiary consummates any acquisitions during any fiscal quarter and the inclusion of the effect of all such acquisitions in the calculation of EBITDAX, as if such acquisitions had occurred on the first day of the relevant testing period, would have increased EBITDAX by 15% or more of the EBITDAX for the immediately preceding fiscal quarter (as such EBITDAX may have been adjusted pursuant to this proviso), then Consolidated Net Income shall be calculated after giving pro forma effect to all such acquisitions, as if such acquisitions had occurred on the first day of such period; and (ii) if the Borrower or any Restricted Subsidiary consummates any dispositions during any fiscal quarter and the actual EBITDAX generated by the assets that were the subject of all such dispositions is 15% or more of the EBITDAX for the immediately preceding fiscal quarter (as such EBITDAX may have been adjusted pursuant to this proviso), then Consolidated Net Income shall be calculated after giving pro forma effect to all such dispositions, as if such dispositions had occurred on the first day of such period.

(c)	The definition of “Debt” is hereby amended to add the following new proviso to the end of clause (l) of said definition:
; provided that, for purposes of calculating the financial covenants set forth in Section 9.01(c) and (d), the term “Debt” shall not include the then outstanding LC Exposure.

(d)	The definition of “EBITDAX” is hereby amended to add the following new sentence to the end of said definition:
Notwithstanding the foregoing, for the purposes of calculating EBITDAX as of the last day of the fiscal quarters ending March 31, 2014, June 30, 2014 and September 30, 2014, as applicable, EBITDAX shall be Consolidated Net Income plus the aforementioned expenses or charges (to the extent so deducted) (i)

for the most recently ended fiscal quarter multiplied by four (4) with respect to the fiscal quarter ending March 31, 2014, (ii) for the most recently ended two (2) fiscal quarters multiplied by two (2) with respect to the fiscal quarter ending June 30, 2014, and (iii) for the most recently ended three (3) quarters multiplied by four-thirds with respect to the fiscal quarter ending September 30, 2014.

(e)	The following new definition of “First Amendment Effective Date” is hereby added in proper alphabetical order:
“First Amendment Effective Date” means May ___, 2014.

(f)	The definition of “LC Commitment” is hereby restated in its entirety as follows:
“LC Commitment” at any time means Fifty Million Dollars ($50,000,000).

(g)	The following new definitions of “Tableland Asset Sale” and “West Virginia Asset Sale” are hereby added in proper alphabetical order:
“Tableland Asset Sale” means the sale by the Borrower of all of the Equity Interests of Williston Hunter Canada, Inc. in accordance with Section 9.11(d).
“West Virginia Asset Sale” means the sale by the Borrower and/or one or more of its Restricted Subsidiaries of certain Oil and Gas Properties located in West Virginia as disclosed to the Administrative Agent prior to the First Amendment Effective Date (with such changes thereto as the Administrative Agent and the Borrower may agree) in accordance with Section 9.11(d).
3.    Amendment to Section 2.07. Section 2.07 of the Credit Agreement is hereby amended to restate paragraph (a) thereof in its entirety as follows:
(a)    Borrowing Base. On the First Amendment Effective Date, the Borrowing Base shall be equal to $325,000,000. The Borrowing Base shall be automatically reduced as follows:
(i)    upon the issuance by the Borrower, on or prior to July 1, 2014, of common equity (other than common equity issued by the Borrower pursuant to any stock incentive or stock option plan or any other compensatory arrangements), by an amount equal to the lesser of (A) $25,000,000 or (B) an amount equal to 50% of the net proceeds from such issuance;
(ii)    upon consummation of the Tableland Asset Sale, by an amount equal to $27,500,000;

(iii)    upon consummation of the Appalachia Asset Sale, by an amount equal to $32,500,000;
(iv)    upon consummation of the West Virginia Asset Sale, by an amount equal to $22,500,000;
(v)    on July 1, 2014, by an amount equal to (A) $25,000,000 minus (B) the aggregate amount by which the Borrowing Base has been previously reduced pursuant to clause (i) above; and
(vi)    upon the issuance of any Senior Notes after the Effective Date, by $0.25 for each $1.00 of the aggregate principal amount of such Senior Notes.
In addition to the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.11.
4.    Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby amended to add the following phrase to the end of paragraph (f) thereof:
“provided, from and after the period that is ten (10) Business Days after the First Amendment Effective Date, such 80% shall increase to 90%.”
5.    Amendment to Section 8.13. Section 8.13 of the Credit Agreement is hereby amended to (a) delete the phrase “80%” from paragraph (a) thereof and insert in place thereof the phrase “90%”, (b) delete the phrase “80%” from paragraph (b) thereof and insert in place thereof the phrase “90%” and (c) delete the three occurrences of the phrase “80%” from paragraph (c) thereof and insert in place thereof the phrase “90%”.
6.    Amendment to Section 8.14. Section 8.14 of the Credit Agreement is hereby amended to delete the three occurrences of the phrase “80%” and insert in place thereof the phrase “90%”.
7.    Amendment to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended to restate paragraphs (a), (b) and (c) thereof in their entirety as follows:
(a)    Current Ratio. Commencing with the fiscal quarter ending June 30, 2013, the Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets of the Borrower and the Restricted Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities of the Borrower and the Restricted Subsidiaries (excluding non-cash obligations under FAS 133) (such ratio, the “Current Ratio”) to be less than 1.0 to 1.0; provided that, for purposes of calculating the Current Ratio for the fiscal quarter ended March 31, 2014 only, the Borrower shall be permitted to include the effect of the increase in the Borrowing Base effected on the First Amendment Effective Date as if such increase had occurred on March 31, 2014.
(b)    Interest Coverage Ratio. The Borrower will not permit, as of the last day of any fiscal quarter commencing with the fiscal quarter ending June 30, 2013, its ratio of (i) EBITDAX of the Borrower and the Restricted Subsidiaries for the trailing four quarter period then ended to (ii) Interest Expense for such period (the “Interest Coverage Ratio”) to be less than (A) 2.00 to 1.0 for the fiscal quarter ended December 31, 2013 and for the fiscal quarter ended March 31, 2014, (B) 2.25 to 1.0 for the fiscal quarter ending June 30, 2014 and for the fiscal quarter ending September 30, 2014 and (C) 2.50 to 1.0 for the fiscal quarter ending December 31, 2014 and for each fiscal quarter ending thereafter.
(c)    Total Debt to EBITDAX. The Borrower will not permit, as of the last day of any fiscal quarter commencing with the fiscal quarter ending June 30, 2014, its ratio of (i) total Debt of the Borrower and the Restricted Subsidiaries as of such date to (ii) EBITDAX of the Borrower and the Restricted Subsidiaries for the trailing four quarter period then ended to exceed (A) 4.75 to 1.0 for the fiscal quarter ending June 30, 2014 and for the fiscal quarter ending September 30, 2014, (B) 4.50 to 1.0 for the fiscal quarter ending December 31, 2014 and (C) 4.25 to 1.0 for the fiscal quarter ending March 31, 2015 and for each fiscal quarter ending thereafter.
8.    Amendment to Section 9.05. Section 9.05 of the Credit Agreement is hereby amended as follows:

(a)	Clause (q) thereof is hereby restated in its entirety as follows:
“(q)    subject to the restrictions set forth in the last paragraph of this Section 9.05, Investments in Eureka Hunter Holdings, LLC (or any direct or indirect Subsidiary of Eureka Hunter Holdings, LLC), whether such Subsidiaries are Restricted Subsidiaries or Unrestricted Subsidiaries, in an aggregate amount at any one time outstanding not to exceed (x) during the Aggregate Basket Period (as defined below), an amount equal to the Aggregate Basket Amount (as defined below), and (y) from and after the end of the Aggregate Basket Period, $2,000,000 in any calendar year (which amount, for the avoidance of doubt, for the 2014 calendar year, will be in addition to any Investments made during such year prior to the end of the Aggregate Basket Period) (in each case, excluding the Investments in such Persons existing on the First Amendment Effective Date as set forth on Schedule 9.05, provided that to the extent the Borrower reasonably determines that funds in excess of such amount are necessary for the business or operations of Eureka Hunter Holdings, LLC or any direct or indirect subsidiary of Eureka Hunter Holdings, LLC (including the financing of the foregoing), the Borrower may distribute such excess funds to Eureka Hunter Holdings, LLC or such Subsidiary for the purpose of such business or operations (including the costs, expenses, fees or other amounts relating to the financing of the foregoing), so long as (i) such funds are net cash proceeds from the offering of common or preferred equity securities by the Borrower on or after the First Amendment Effective Date, or such distribution or payment is made in the form of the issuance of stock and (ii) at the time of and after giving effect to each such Investment, availability under the Borrowing Base is equal to or greater than 5% of the Borrowing Base then in effect;

(b)	The last paragraph thereof is hereby restated in its entirety as follows:
From and after the First Amendment Effective Date through and including October 1, 2014 (the “Aggregate Basket Period”), the aggregate amount of Investments funded in connection with acquisitions permitted by clause (h) (other than the purchase of direct ownership interests in Hydrocarbon Interests that contain proved reserves and contain actually producing oil or gas at the time of such Investment) and clause (i) above and Investments made pursuant to clause (q) above shall not exceed $12,600,000 plus the Specified Proceeds (as hereinafter provided) (the “Aggregate Basket Amount”); provided that (1) Investments funded in connection with acquisitions permitted by clause (h) (other than the purchase of direct ownership interests in Hydrocarbon Interests that contain proved reserves and contain actually producing oil or gas at the time of such Investment) and clause (i) above shall be subject to the additional condition that, at the time of and after giving effect to each such Investment, availability under the Borrowing Base is equal to or greater than the lesser of $75,000,000 or 25% of the Borrowing Base then in effect and (2) Investments made pursuant to clause (q) above shall be subject to the additional condition that, at the time of and after giving effect to each such Investment, availability under the Borrowing Base is equal to or greater than the lesser of $25,000,000 or 10% of the Borrowing Base. As used herein, “Specified Proceeds” means the sum of (i) the proceeds of any asset sale permitted by Section 9.11(d) or Section 9.11(h) (minus, in the case of asset sale permitted by Section 9.11(d), the amount of any reduction in the Borrowing Base as a result of such asset sale), so long as, in each case, such proceeds are received on or after the First Amendment

Effective Date plus (ii) the net cash proceeds from the issuance by the Borrower of common or preferred equity on or after the First Amendment Effective Date. In connection with any transactions involving the exchange of Borrower’s or any Subsidiary’s undeveloped acreage for other undeveloped acreage, the non-cash portion of such transaction shall not decrease the $12,600,000 limit set forth in clause (q) above.
9.    Amendment to Section 12.02. Section 12.02 of the Credit Agreement is hereby amended to delete the phrase “80%” from paragraph (b)(vii) thereof and insert in place thereof the phrase “90%”.
10.    Amendment to Credit Agreement. Annex I to the Credit Agreement is hereby deleted in its entirety and replaced with Annex I in the form attached hereto.
11.    Acknowledgement and Agreement of the Parties. The parties hereto acknowledge and agree that the Borrowing Base redetermination effected pursuant to this Amendment shall be deemed to be the May 1, 2014 Scheduled Redetermination.
12.    Ratification. Each of the Borrower and the Guarantors hereby ratifies all of its respective obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Except as provided herein, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.
13.    Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (d) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or under any Loan Document as of the First Amendment Effective Date and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

14.    Conditions to Effectiveness. This Amendment shall be effective on the First Amendment Effective Date upon satisfaction of the following conditions:

(a)	the Borrower, the Guarantors and each of the Lenders shall have executed and delivered to the Administrative Agent counterparts of this Amendment;

(b)	the Borrower shall have paid to the Administrative Agent and the Lenders (other than the Exiting Lenders) all fees and expenses that are due in connection with this Amendment; and

(c)	the representations and warranties of the Borrower set forth in this Amendment shall be true and correct as of the First Amendment Effective Date.
15.    Post-Closing Condition. Within ten (10) Business Days after the First Amendment Effective Date, the Borrower shall deliver such title information, and, promptly following Agent’s delivery to Borrower of Mortgages that are in substantially the same form as the existing Mortgages, execute and deliver such Mortgages, in each case, in form and substance satisfactory to the Administrative Agent, in order to demonstrate to the Administrative Agent’s satisfaction that the Mortgaged Properties represent at least 90% of the total value of the proved Oil and Gas Properties owned by the Borrower and the Restricted Subsidiaries and evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.
16.    Exiting Lenders.    Simultaneously with the effectiveness of this First Amendment, each of the parties who have been Lenders and who execute this Amendment below as Exiting Lenders (the “Exiting Lenders”), shall be deemed to have, and do hereby sell, assign, transfer and convey to the other Lenders hereunder that are increasing their Commitments (the “Increasing Lenders”) and to Deutsche Bank AG New York Branch (the “New Lender”), and each of the Increasing Lenders and the New Lender hereby purchases and accepts the Commitments and Loans of the Exiting Lenders such that, after giving effect to this Agreement, (a) each of said Exiting Lenders shall (i) be paid in full for all amounts owing to said Exiting Lender under the Credit Agreement, (ii) cease to be a Lender under the Credit Agreement and the Loan Documents, and (iii) relinquish its rights (provided that it shall still be entitled to any rights of indemnification in respect of any circumstance, event or condition arising prior to the First Amendment Effective Date) and be released from its obligations under the Credit Agreement and the Loan Documents and (b) the Maximum Credit Amount of the each of the Increasing Lenders and the New Lender shall be as set forth on Annex I to this Amendment, and the New Lender shall hereafter have, and does hereby assume, all of the rights and obligations of a Lender under the Credit Agreement and the Loan Documents. The foregoing assignments, transfers and conveyances are without recourse to the Exiting Lenders and without any warranties whatsoever by the Administrative Agent, the Issuing Bank or the Exiting Lenders as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests. No fees required under Section 12.04(b)(ii) of the Credit Agreement shall be due by or to any Person in connection with these assignments, all of which are hereby waived by any party entitled to same. The Increasing Lenders, the New Lender and the Administrative Agent shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the adjustment date among themselves. Each Exiting Lender is executing this Amendment for the sole purpose of evidencing its agreement to this Section 16 only and for no other purpose.
17.    Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.
18.    Governing Law. This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of New York and of the United States.
19.    Final Agreement of the Parties. Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as amended by this Amendment. Nothing in this Amendment, express or implied is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.
20.    Amendment is a Loan Document; References to Credit Agreement. This Amendment is a Loan Document, as defined in the Credit Agreement. All references in the Credit Agreement to “this Agreement” shall mean the Credit Agreement as amended by this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the First Amendment Effective Date.
BORROWER:

MAGNUM HUNTER RESOURCES
CORPORATION,
a Delaware corporation

By:    /s/ Joseph C. Daches
Joseph C. Daches
Chief Financial Officer

GUARANTORS:

MAGNUM HUNTER RESOURCES LP,
a Delaware limited partnership

By:    Magnum Hunter Resources GP, LLC,
its general partner

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

MAGNUM HUNTER RESOURCES GP, LLC,
a Delaware limited liability company

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

TRIAD HUNTER, LLC,
a Delaware limited liability company

By:    /s/ Joseph C. Daches

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

Joseph C. Daches
Senior Vice President and Treasurer

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

MAGNUM HUNTER PRODUCTION INC.,
a Kentucky corporation

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

NGAS HUNTER, LLC

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

WILLISTON HUNTER CANADA, INC.,
a corporation existing under the laws of the Province of Alberta

By:    /s/ Joseph C. Daches
Joseph C. Daches
Chief Financial Officer

WILLISTON HUNTER ND, LLC,
a Delaware limited liability company

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

BAKKEN HUNTER, LLC,
a Delaware limited liability company

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

MAGNUM HUNTER MARKETING, LLC,
a Delaware limited liability company

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

VIKING INTERNATIONAL RESOURCES CO., INC.,
a Delaware corporation

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

SHALE HUNTER, LLC,
a Delaware limited liability company

By:    /s/ Joseph C. Daches
Joseph C. Daches
Senior Vice President and Treasurer

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND INCREASING LENDER:

BANK OF MONTREAL

By:    /s/ Gumaro Tijerina
Gumaro Tijerina
Managing Director

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

INCREASING LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:    /s/ Kristin N. Oswald
Name:    Kristin N. Oswald
Title:    Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

INCREASING LENDER:

CITIBANK, N.A.

By:    /s/ Phil Ballard
Name:    Phil Ballard
Title:    Managing Director

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

INCREASING LENDER

ABN AMRO CAPITAL USA LLC

By:    /s/ Javier Ramirez
Name:    Javier Ramirez
Title:    Vice President

By:    /s/ Urvashi Zutshi
Name:    Urvashi Zutshi
Title:    Managing Director

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

LENDER

BANK OF AMERICA, N.A.

By:    /s/ Alia Qaddumi
Name:    Alia Qaddumi
Title:    Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

INCREASING LENDER:

SUNTRUST BANK

By:    /s/ Shannon Juhan
Name:    Shannon Juhan
Title:    Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

INCREASING LENDER:

CREDIT SUISSE AG, Cayman Islands Branch

By:    /s/ Nupur Kumar
Name:    Nupur Kamar
Title:    Authorized Signatory

By:    /s/ Samuel Miller
Name:    Samuel Miller
Title:    Authorized Signatory

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

INCREASING LENDER:

GOLDMAN SACHS BANK USA

By:    /s/ Mark Walton
Name:    Mark Walton
Title:    Authorized Signatory

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

LENDER

ROYAL BANK OF CANADA

By:    /s/ Kristan Spivey
Name:    Kristan Spivey
Title:    Authorized Signatory

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

NEW LENDER:

DEUTSCHE BANK AG NEW YORK BRANCH

By:    /s/ Michael Getz
Name:    Michael Getz
Title:    Vice President

By:    /s/ Michael Shannon
Name:    Michael Shannon
Title:    Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

EXITING LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:    /s/ Michael Getz
Name:    Michael Getz
Title:    Vice President

By:    /s/ Michael Shannon
Name:    Michael Shannon
Title:    Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

EXITING LENDER:

UBS AG, STAMFORD BRANCH

By:    /s/ Lana Gifas
Name:    Lana Gifas
Title:    Director

By:    /s/ Jennifer Anderson
Name:    Jennifer Anderson
Title:    Associate Director

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

EXITING LENDER:

KEYBANK NATIONAL ASSOCIATION
By:    /s/ John Dravenstott
Name:    John Dravenstott
Title:    Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

EXITING LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:    /s/ Mark A. Serice
Name:    Mark A. Serice
Title:    Senior Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Bank of Montreal	13.750%	$103,125,000.00
Capital One, National Association	12.250%	$91,875,000.00
Citibank, N.A.	10.500%	$78,750,000.00
Deutsche Bank AG New York Branch	10.500%	$78,750,000.00
Goldman Sachs Bank USA	10.500%	$78,750,000.00
SunTrust Bank	9.500%	$71,250,000.00
ABN AMRO Capital USA LLC	9.500%	$71,250,000.00
Royal Bank of Canada	8.250%	$61,875,000.00
Credit Suisse AG, Cayman Islands Branch	8.000%	$60,000,000.00
Bank of America, N.A.	7.250%	$54,375,000.00

TOTAL	100.000%	$750,000,000.00

Annex 1-1